Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Eastgate Acquisitions Corporation

As independent registered public accountants, we hereby consent to the use of our report dated March 31, 2014, with respect to the financial statements of Eastgate Acquisitions Corporation, in its registration statement on Form S-1/A Amendment No. 1 relating to the registration of 16,754,028 shares of common stock.  We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT

July 21, 2014